UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2018

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

One Discovery Place Silver Spring, Maryland	20910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On February 27, 2018, Discovery Communications, Inc. (“Discovery”) and Scripps Networks Interactive, Inc. (“Scripps”) jointly disseminated a press release announcing that the deadline for registered Scripps shareholders to make an election with respect to the form of consideration they wish to receive in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of July 30, 2017, by and among Scripps, Discovery and Skylight Merger Sub, Inc. (the “Merger Agreement”), subject to the proration and cash top-up procedures set forth in the Merger Agreement, to be 5:00 p.m. (New York City time) on March 2, 2018, unless extended. Discovery will announce whether it has elected to exercise the cash top-up option set forth in the Merger Agreement no later than two trading days prior to the expected closing date. Discovery and Scripps currently expect to consummate the transactions contemplated by the Merger Agreement on March 6, 2018, subject to the satisfaction of all closing conditions.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated February 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: February 27, 2018	By:	/s/ Bruce Campbell
Bruce Campbell Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated February 27, 2018

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